MMC Energy, Inc. Executes Asset Optimization Services Agreement with Bear Energy L.P.

New York, November 28, 2006 / PRNewswire-FirstCall / -- MMC Energy, Inc. (NASDAQ OTC: MMCN) today announced that it has executed an Energy Management Agreement with Bear Energy L.P., an affiliate of The Bear Stearns Companies Inc.

Bear Energy will provide Energy Management Services starting January 1, 2007 for MMC's natural gas fired power plants located in San Diego and Bakersfield, California. Under the terms of the Agreement, Bear Energy has the exclusive agency right to purchase fuel, and sell energy and ancillary services for MMC.

Bear Energy will also act as MMC’s Scheduling Coordinator with the California Independents System Operator and the Contract Marketer with San Diego Gas and Electric Company, the local natural gas distribution company.

Bear Energy will receive a fixed monthly fee and a performance incentive for revenues generated in excess of MMC’s annual approved budget for the facilities.

"MMC management has a long standing professional relationship with the principals of Bear Energy, said Karl Miller, MMC's Chairman and Chief Executive Officer".

"We believe this energy management agreement with Bear Energy properly aligns the economic interest of both parties and is scalable as MMC continues to acquire and expand its power assets in California", Miller added.

About MMC Energy, Inc.

The Company is an energy acquisition company, which primarily acquires and operates critical power generation and associated energy infrastructure assets. The company is headquartered in New York City and traded on the NASDAQ Exchange in the United States and the Deutsche Bourse in Germany.

The Company creates long-term value for its shareholders through deep value asset acquisitions and hands on post- acquisition asset management. The Company currently owns power generation assets in Southern California and is pursuing a disciplined portfolio acquisition and growth strategy targeting power generation facilities and energy infrastructure assets primarily in California, Texas, Mid-Atlantic, and the Northeastern U.S.

Additional information concerning MMC Energy is available at http://www.mmcenergy.com

About Bear Energy L.P.

With a focus on creating and providing value in the physical and financial energy markets, Bear Energy provides flexible, comprehensive energy solutions to its customers. Bear Energy’s team is comprised of experienced energy professionals with extensive physical market knowledge, financial risk management expertise, and the capital resources inherent within Bear Stearns.  As a wholly owned subsidiary of The Bear Stearns Companies Inc., all transactions are guaranteed by the A1/A+/A+ rated parent, offering customers the credit quality now required in the volatile energy markets.

About The Bear Stearns Companies Inc.

Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $61.9 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company’s business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, securities research, private client services, derivatives, foreign exchange and metals, and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 13,000 employees worldwide. For additional information about Bear Stearns, please visit the firm’s website at www.bearstearns.com.

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company's ability to expand existing generating facilities and exploit acquisition opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but no limited to, our inability to generate sufficient operating cash flow to adequately maintain our generating facilities and service our debt, commodity pricing, intense competition for undervalued generating assets, environmental risks and general economic conditions. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company's Current Report on Form 8-K filed on May 15, 2006, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We undertake no obligation to update these forward- looking statements